May 21, 2024 Charles Jemley VIA EMAIL/DOCUSIGN Re: Amended Offer Letter Dear Charley: Thank you for your service as Chief Financial Officer of Dutch Bros Inc. (the “Company”), and your continued service as Strategic Advisor of the Company from May 9, 2024. We would be pleased for you to continue in the role as Strategic Advisor, pursuant to the terms of this offer letter (the “Agreement”) effective May 16, 2024 (the “Transition Date”). This Agreement supersedes in full the Offer Letter, dated November 23, 2021, between you and the Company. 1. Position; Duties. You will serve as Strategic Advisor, reporting to the Chief Executive Officer and President, working primarily remotely. You will have the duties and responsibilities assigned by the Company and as may be reasonably assigned from time to time consistent with your position, including assisting with the transition of your successor as Chief Financial Officer. You agree to devote your best efforts and full business time, skill and attention to the performance of your duties, with the expectation that you will work at least 30 hours per week. You are also required to adhere to the general employment policies and practices of the Company that may be in effect from time to time, except that when the terms of this Agreement conflict with the Company’s general employment policies or practices, this Agreement will control. The Company may change your position, duties, work location and compensation from time to time in its discretion, subject to the terms and conditions set forth herein. 2. Cash Compensation. a. Salary. Beginning on the Transition Date, your annual base salary will be $450,000, less applicable deductions and withholdings, payable in accordance with the Company’s payroll practices, as may be in effect from time to time. b. Annual Bonus. The Compensation Committee of the Board of Directors has approved annual short term incentive cash bonus targets and metrics for 2024 for you in your previous role (the “2024 STI Calculations”). Subject to final approval by the Board or Compensation Committee, you will receive the payout amount determined using the 2024 STI Calculations (the “2024 STI Payout”), but prorated as follows: (1) 100% of the 2024 STI Payout for the portion of the year beginning January 1, 2024 and ending May 15, 2024; (2) 75% of the 2024 STI Payout for the portion of the year beginning May 16, 2024 and ending on your last day of employment with the Company during 2024; and (3) 0% of the 2024 STI Payout for the portion of the year following your last day of employment with the Company. The final 2024 STI Calculations and 2024 STI Payout may be changed by the Compensation Committee or Exhibit 10.8

Board at any time, and will be determined by the Compensation Committee or Board, in its sole discretion, and paid by March 31, 2025. For the avoidance of doubt, you will receive any annual bonus approved by the Compensation Committee or Board, prorated as described above, whether or not you are still employed through such payment date. c. Long-Term Incentive Award. You will not be eligible for annual awards of restricted stock units (“RSUs”) under the Company’s Long-Term Incentive Plan. d. Cell Phone/Internet. The Company will pay you with a monthly cell phone/internet allowance of $150. 3. Benefits. You will be eligible for the Company’s standard benefit programs, subject to the terms and conditions of such plans. The Company may, from time to time, change these benefits in its discretion. 4. At Will Employment; Severance. Your employment with the Company will be “at-will.” This means that either you or Company may terminate your employment at any time, with or without Cause (as defined in the Equity Plan), and with or without advance notice. You will no longer be eligible for participation in the Company’s Severance and Change in Control Plan, and your Participation Agreement under the Severance Plan and Change in Control Plan, dated November 24, 2021, between you and the Company, is hereby terminated. In addition you agree that the transition out of the role of Chief Financial Officer is voluntary, and does not constitute “Good Reason” or a “Covered Termination”, each as defined in the Severance and Change in Control Plan. 5. Confidentiality Obligations. As a condition of your employment, you must continue to abide by the Employee Confidentiality and Inventions Assignment Agreement, dated November 24, 2021, between you and the Company, which remains in effect. 6. Arbitration. To ensure the timely and economical resolution of disputes that may arise between you and the Company, both you and the Company mutually agree that pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by applicable law you will submit solely to final, binding and confidential arbitration any and all disputes, claims, or causes of action arising from or relating to: the negotiation, execution, interpretation, performance, breach or enforcement of this Agreement; or your employment with the Company (including but not limited to all statutory claims); or the termination of your employment with the Company (including but not limited to all statutory claims). BY AGREEING TO THIS ARBITRATION PROCEDURE, BOTH YOU AND THE COMPANY WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTES THROUGH A TRIAL BY JURY OR JUDGE OR THROUGH AN ADMINISTRATIVE PROCEEDING. The Arbitrator will have the sole and exclusive authority to determine whether a dispute, claim or cause of action is subject to arbitration under this section and to determine any procedural questions which grow out of such disputes, claims or causes of action and bear on their final disposition. All claims, disputes, or causes of action under this section, whether by you or the Company, must be brought solely in an individual capacity, and will not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The Arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences in this paragraph are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class will proceed in a court of law rather than by arbitration. Any arbitration proceeding under this Arbitration section will be presided over by a single arbitrator and conducted by JAMS, Inc. (“JAMS”) under the then applicable JAMS rules for the resolution of employment disputes (available upon request and also currently available at http://www.jamsadr.com/rules-employment-arbitration/). You and the Company both have the right to be represented by legal counsel at any arbitration proceeding, at each party’s own expense. The Arbitrator will: (a) have the authority to compel adequate discovery for the resolution of the dispute; (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award; and (c) be authorized to award any or all remedies that you or the Company would be entitled to seek in a court of law. The Company will pay all JAMS arbitration fees in excess of the amount of court fees that would be required of you if the dispute were decided in a court of law. This section will not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law to the extent such claims are not permitted by applicable law to be submitted to mandatory arbitration and such applicable law is not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”). Nothing in this section is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any final award in any arbitration proceeding hereunder may be entered as a judgment in the federal and state courts of any competent jurisdiction and enforced accordingly. 7. Miscellaneous. This Agreement (including the agreements referenced herein) is the complete and exclusive statement of your agreement with the Company on the subject matters herein, and supersedes and replaces any and all prior agreements or representations with regard to the subject matter hereof, whether written or oral. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified, amended or extended except in a writing signed by you and a member of the Board. This Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and our respective successors, assigns, heirs, executors and administrators, except that you may not assign any of your duties or rights hereunder without the express written consent of the Company. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provisions had never been contained herein. This Agreement and the terms of your employment with the Company will be governed in all aspects by the laws of the State of Oregon.

If you have any questions about this Agreement, please do not hesitate to call me. Best regards, ___________________________________________ Jess Elmquist Chief People Officer ACCEPTED AND AGREED: ___________________________________________ Charles Jemley Date: ______________________________May 28, 2024 /s/ Jess Elmquist /s/ Charles Jemley